Exhibit 23.1

                    [LETTERHEAD OF WILLIAMS & WEBSTER, P.S.]

   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 10-KSB of our report dated March 10, 2005, relating to the financial statements of AMERCHIP, INC.

    /s/ Williams & Webster, P.S.
    INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    Spokane, Washington
    March 10, 2005